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                                                                   EXHIBIT 3.25

                            CERTIFICATE OF FORMATION

                                       OF

                              INERTIA DYNAMICS, LLC

                            --------------------------

      Pursuant to Chapter 18, Section 18-201 of the Delaware Limited Liability Company Act, the undersigned, being authorized to execute and file this Certificate of Formation, hereby testifies as follows:

      FIRST: The name of the limited liability company is Inertia Dynamics, LLC.

      SECOND: The address of its registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Rd., Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

      THIRD: The nature of the business to be conducted by, and the purposes of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Limited Liability Company Act of the State of Delaware.

      IN WITNESS THEREOF, the undersigned shall have caused this Certificate of Formation to be executed this 17th day of October, 2005.

                                  By: /s/ Kristopher Kobin
                                      ---------------------------------
                                  Name:  Kristopher Kobin
                                  Title:  Authorized Person